UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  November 19, 2021

AVNET, INC.
(Exact name of registrant as specified in its charter)

New York	1-4224	11-1890605
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2211 South 47th Street, Phoenix, Arizona	85034
(Address of principal executive offices)	(Zip Code)

(480) 643-2000

(Registrant’s telephone number, including area code.)

N/A

(Former name or former address, if changed since last report.)

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered:
Common stock, par value $1.00 per share	AVT	NASDAQ Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 18, 2021, Avnet, Inc. (the “Company”) held its 2021 Annual Meeting of Shareholders (“Annual Meeting”). At the Annual Meeting, the shareholders approved the Avnet, Inc. 2021 Stock Compensation and Incentive Plan (the “2021 Plan”). The terms and conditions of the 2021 Plan are described in the Company’s Proxy Statement filed in connection with the Annual Meeting. The 2021 Plan is filed as Exhibit 10.1 hereto and is incorporated by reference into this Current Report.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The four proposals submitted to a vote of the shareholders at the Annual Meeting are described in the Company’s Proxy Statement filed in connection with the Annual Meeting. As of September 20, 2021, the record date, there were a total of 99,480,085 shares of common stock outstanding and entitled to vote at the Annual Meeting. Of the common stock entitled to vote, 93,911,658, or approximately 94.40% of the common stock, were represented in person or by proxy, which constituted a quorum under the Company’s By-Laws. Set forth below is a brief description of each matter voted on at the Annual Meeting, how the votes were cast and the final voting results with respect to each such matter.

Proposal 1 – The election of eleven directors to serve on the Board of Directors until the next annual meeting and until their successors have been elected and qualified.

Director Nominees	For	Against	Abstain	Broker Non-Votes
Rodney C. Adkins	82,018,832	7,548,317	49,098	4,295,411
Carlo Bozotti	89,406,712	160,619	48,916	4,295,411
Brenda L. Freeman	82,993,221	6,575,171	47,855	4,295,411
Philip R. Gallagher	89,411,900	158,277	46,070	4,295,411
Jo Ann Jenkins	87,650,519	1,915,389	50,339	4,295,411
Oleg Khaykin	89,402,492	160,852	52,903	4,295,411
James A. Lawrence	87,268,138	2,298,354	49,755	4,295,411
Ernest E. Maddock	89,404,129	159,438	52,680	4,295,411
Avid Modjtabai	87,042,617	2,521,231	52,399	4,295,411
Adalio T. Sanchez	85,442,047	4,122,222	51,978	4,295,411
William H. Schumann III	87,644,522	1,921,652	50,073	4,295,411

The shareholders elected all eleven of the director nominees.

Proposal 2 – To approve, on an advisory basis, the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Votes
85,518,115	4,028,912	69,220	4,295,411

The shareholders approved on a non-binding advisory basis executive compensation.

Proposal 3 – To approve the 2021 Plan.

For	Against	Abstain	Broker Non-Votes
83,487,131	6,092,063	37,053	4,295,411

The shareholders approved the 2021 Plan.

Proposal 4 – To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending July 2, 2022.

For	Against	Abstain
92,868,227	931,705	111,726

The shareholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2022.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following materials are attached as exhibits to this Current Report on Form 8-K:

Exhibit Number	Description

10.1	Avnet, Inc. 2021 Stock Compensation and Incentive Plan.
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 19, 2021	AVNET, INC.

	By:	/s/ Thomas Liguori
Name: Thomas Liguori
Title: Chief Financial Officer